EXHIBIT 2.5

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

The Corporate Place, INC.
601 E Charleston Blvd. Suite 100
Las Vegas, NV 89104, USA

Work Order #: W2021061701805
June 17, 2021
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 57868

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	Fees	20211544574	6/17/2021 2:09:00 PM	Approved	1	$21150.00	$21150.00
Amendment After Issuance of Stock	Expedite Fee	20211544574	6/17/2021 2:09:00 PM	Approved	1	$125.00	$125.00
Total							$21275.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6239709793406832903021	Success	$21275.00
Total			$21275.00

Credit Balance: $0.00

The Corporate Place, INC.
601 E Charleston Blvd. Suite 100
Las Vegas, NV 89104, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/18/2021

Work Order Item Number:	W2021061701805-1402537
Filing Number:	20211544574
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	6/17/2021 2:09:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: C33445-2003 **Entity Name:** CBD LIFE SCIENCES INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
THE CORPORATE PLACE, INC.
601 E CHARLESTON BLVD STE 100, LAS VEGAS, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number C33445 - 2003 Filing Number 20211544574 Filed On 6/17/2021 2:09:00 PM Number of Pages 2

BARBAR A K . CEGAVSKE Secretary of State 20 2 Nort h Carso n Street Carso n City , Nevad a 89701 - 4201 (TT') $84 - 708 Webslte: www.n \ /'5Qs.gov Certificate of Amendment (PuRsvf%ro NRS 11t o 1s ; /7e.3eo) Certificate to Accompany Re•tated Artiele$ o.r Amende.d 1. 1 nd Restate d Article s . < P : v R $ u A N n o • N R r e . . M > 3 ) Officer's . Statement RuRsuANr To NRS so . 030 4 . Effectiv e Dat e and Time: (Optional} 5. Informatio n Being Changed: (Domestic corporations only) Change s t o takes th e followin g e ffec t : O Th e entit y nam e ha s bee n amended. Ƒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) Ƒ The purpose . of the entity . has been amend . ed. [B l Th e authorize d shares hav e bee n amended. D The directors , menaQers or general partners have been amended. D IRS tax language has been added. O Artlele s hav e bee11added. O Article s hsv e b n deleted. D Other. , .. " .. . . _ '! . !L arti<:.:!! - - Y n _ ;. , ! ed a!Jollows: provide artlclenumbe . if availabfe - ) < i 1 80,000,000,000 common shares are authorized . ,P r $0.0001 i --- - .. . ........... . _ _ J (attach additional pa (s} i f necessary} Signatur., . of . Officer or Authorized Signer Title *If any proposed amendmentwould alter or c ng any preference or any r$1atlve or other right given to any class or series of outstanding shares , . then the amendment must be approved by the vote, ln addition t the affirmative vote otherwI$e required, of the holders of shares pl'$si3Mtlng a majortiy . of the voting power of each class or series affeeted by . the amendment r.ttgardI8$8 IQ limlw.tlons or restriction$ on the voting power thereof 6. Signature: (Required} Plea e Include 111ny required or 0.ptfonal Information In •paca · bafow: · ( attac h additiona l page ( il ) tfne¢eilsary ) · This form must be accompanied by appropriate fees. Page2of2 Rev i se d : 111/2019

NEVADA STATE BUSINESS LICENSE CBD LIFE SCIENCES INC. Nevada Business Identification # NV20031567775 Expiration Date: 12/31/2021 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202106181765050 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/18/2021. BARBARA K. CEGAVSKE Secretary of State